Exhibit 99.1

Flywire Reports Fourth Quarter and Fiscal-Year 2024 Financial Results

Fourth Quarter Revenue Increased 17.0% Year-over-Year

Fourth Quarter Revenue Less Ancillary Services Increased 17.4% Year-over-Year

Company Provides First Quarter and Fiscal-Year 2025 Outlook

Boston, MA – February 25, 2024: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its fourth quarter and fiscal-year ended December 31, 2024.

“Our fourth quarter results capped off another strong year for Flywire as we continued to grow the business while navigating a complex macro environment with significant headwinds,” said Mike Massaro, CEO of Flywire, “We continued to focus on business and bottom line growth and generated 17% revenue growth and 680 bps adjusted EBITDA margin growth in the quarter”.

“Looking ahead, we’re focused on driving effectiveness and discipline throughout our global business. We will be undertaking an operational and business portfolio review. The operational review will help ensure we are efficient and effective, with a focus on driving productivity and optimizing investments across all areas. Our comprehensive business portfolio review will focus on Flywire’s core strengths - such as complex, large-value payment processing, our global payment network, and verticalized software.”

“One of the efficiency measures we are undertaking is a restructuring, which impacts approximately 10% of our workforce. It is difficult to say goodbye to so many FlyMates, and I want to thank them for their hard work as we endeavor to support them throughout this transition.”

“As we refocus our teams on areas that we believe will drive Flywire’s future growth, we are excited to announce the acquisition of Sertifi, which is expected to accelerate the expansion of our fast-growing Travel vertical. Sertifi augments our travel product offering with a leading dedicated hotel property management system integration and expands our footprint across more than 20,000 hotel locations worldwide.”

Fourth Quarter 2024 Financial Highlights:

GAAP Results

•	Revenue increased 17.0% to $117.6 million in the fourth quarter of 2024, compared to $100.5 million in the fourth quarter of 2023.

•

Gross Profit increased to $74.3 million, resulting in Gross Margin of 63.2%, for the fourth quarter of 2024, compared to Gross Profit of $61.8 million and Gross Margin of 61.5% in the fourth quarter of 2023.

•	Net loss was ($15.9) million in the fourth quarter of 2024, compared to net income of $1.3 million in the fourth quarter of 2023.

Key Operating Metrics and Non-GAAP Results

•	Number of clients grew by 16%year-over-year, with over 180 new clients added in the fourth quarter of 2024.

•	Total Payment Volume increased 27.6% to $6.9 billion in the fourth quarter of 2024, compared to $5.4 billion in the fourth quarter of 2023.

•	Revenue Less Ancillary Services increased 17.4% to $112.8 million in the fourth quarter of 2024, compared to $96.1 million in the fourth quarter of 2023.

•

Adjusted Gross Profit increased to $75.6 million, up 19.1% compared to $63.5 million in the fourth quarter of 2023. Adjusted Gross Margin was 67.0% in the fourth quarter of 2024 compared to 66.1% in the fourth quarter of 2023.

•

Adjusted EBITDA increased to $16.7 million in the fourth quarter of 2024, compared to $7.7 million in the fourth quarter of 2023. Our adjusted EBITDA margins increased 680 bps year-over-year to 14.8% in the fourth quarter of 2024.

2024 Business Highlights:

•	We signed more than 800 new clients in fiscal-year 2024 surpassing the 700 new clients signed in fiscal-year 2023.

•	Our transaction payment volume grew by 23.6% year-over-year to $29.7 billion

•

Our global education vertical, continued to strengthen in a number of core geographies, with U.K. region outperformance driven by new clients and net revenue retention; accompanied by growth in our network of international recruitment agents to further connect our ecosystem of clients, agents and payers

•

Our travel vertical grew into our second largest vertical in terms of revenue less ancillary services, and we generated strong growth most notably with EMEA and APAC based Tour Operators and DMC providers, particularly in our new sub vertical of ocean experiences.

•	Our business-to-business vertical continued its strong organic growth, enhanced by the acquisition of Invoiced.

•

We further optimized our global payment network to enable vertical growth with a focus on new acceptance rails, market localization and expanded network coverage. This included continued support of our strategic payer markets like India and China, enhancing our offerings to digitize the disbursement of student loans from India and strengthening partnerships with India’s three largest banks.

•	We repurchased 2.3 million shares for approximately $44 million, inclusive of commissions, under our share repurchase program announced on August 6th, 2024.

First Quarter and Fiscal-Year 2025 Outlook:

“Effective execution drove both revenue growth and margin expansion in 2024, in spite of significant macroeconomic challenges” said Flywire’s CFO, Cosmin Pitigoi. “For our 2025 financial outlook, we project revenue less ancillary services growth of 10-14% on an FX-neutral (constant currency) basis, and a 200-400 basis point increase in adjusted EBITDA margin. We expect approximately 3 percentage points of headwind from FX throughout the year. This guidance excludes the contributions from the Sertifi acquisition, as well as any potential lessening of the macroeconomic headwinds. We are particularly encouraged by the anticipated performance of our combined travel vertical, as well as the emerging B2B vertical, both of which are expected to exceed our historical growth rate for the applicable vertical”

Based on information available as of February 25, 2025, Flywire anticipates the following results for the first quarter and fiscal-year 2025 excluding Sertifi.

Fiscal-Year 2025
FX-Neutral GAAP Revenue Growth	9-13% YoY
FX-Neutral Revenue Less Ancillary Services Growth	10-14% YoY
Adjusted EBITDA* Margin Growth	+200-400 bps YoY

First Quarter 2025
FX-Neutral GAAP Revenue Growth	10-13% YoY
FX-Neutral Revenue Less Ancillary Services Growth	11-14% YoY
Adjusted EBITDA* Margin Growth	+300-600 bps YoY

“Based on Sertifi’s historical financials, we currently expect the acquisition to provide incremental revenue of $3.0-4.0 million and $30.0-40.0 million in revenue in the first quarter and fiscal year 2025, respectively. In addition, we currently expect the Sertifi acquisition to have a flat to slightly positive effect on adjusted EBITDA and positive (low single–digit million) effect on adjusted EBITDA, in the first quarter and fiscal year 2025, respectively, as we plan to invest in the combined solution during 2025.”

*

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA Margin growth to forecasted GAAP Net Income Margin growth within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and in foreign currency exchange rates.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal-year 2024 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including

Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(iii) gain (loss) from the remeasurement of foreign currency, (iv) indirect taxes related to intercompany activity, (v) acquisition related transaction costs, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business. We calculate adjusted EBITDA margin by dividing adjusted EBITDA by Revenue Less Ancillary Services.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities and (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin,

Adjusted EBITDA and non-GAAP Operating Expenses to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA Margin growth to forecasted GAAP Net Income growth within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and in foreign exchange rates. For figures in this press release reported on an “FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 4,500** clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**	Excludes clients from Flywire’s Invoiced and Sertifi acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX-Neutral GAAP Revenue Growth, FX-Neutral Revenue Less Ancillary Services Growth, and Adjusted EBITDA Margin Growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the continuing hostilities in Ukraine and involving Israel; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2024, expected to be filed in the first quarter of 2025. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$117,550	$100,545	$492,144	$403,094
Costs and operating expenses:
Payment processing services costs	41,384	36,780	177,490	147,339
Technology and development	17,370	16,898	66,636	62,028
Selling and marketing	33,353	28,830	129,435	107,621
General and administrative	31,218	28,065	125,838	107,624

Total costs and operating expenses	123,325	110,573	499,399	424,612

Loss from operations	$(5,775)	$(10,028)	$(7,255)	$(21,518)

Other income (expense):
Interest expense	(135)	(92)	(538)	(372)
Interest income	4,872	5,638	21,440	13,349
Gain (loss) from remeasurement of foreign currency	(13,866)	7,707	(11,787)	4,189

Total other income (expense), net	(9,129)	13,253	9,115	17,166

Income (loss) before provision for income taxes	(14,904)	3,225	1,860	(4,352)
Provision (benefit) for income taxes	995	1,938	(1,040)	4,214

Net Income (Loss)	$(15,899)	$1,287	$2,900	$(8,566)
Foreign currency translation adjustment	(7,330)	3,731	(3,594)	3,232
Unrealized losses on available-for-sale debt securities, net	$(441)	$—	$208	$—

Total other comprehensive income (loss)	$(7,771)	$3,731	$(3,386)	$3,232

Comprehensive income (loss)	$(23,670)	$5,018	$(486)	$(5,334)

Net loss attributable to common stockholders - basic and diluted	$(15,899)	$1,287	$2,900	$(8,566)

Net loss per share attributable to common stockholders - basic	$(0.13)	$0.01	$0.02	$(0.07)

Net loss per share attributable to common stockholders - diluted	$(0.12)	$0.01	$0.02	$(0.07)

Weighted average common shares outstanding - basic	124,463,252	121,690,938	124,269,820	114,828,494

Weighted average common shares outstanding - diluted	128,924,166	128,877,877	129,339,462	114,828,494

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$495,242	$654,608
Restricted cash	—	—
Short-term investments	115,848	—
Accounts receivable, net	23,703	18,215
Unbilled receivables, net	15,453	10,689
Funds receivable from payment partners	90,110	113,945
Prepaid expenses and other current assets	22,528	18,227

Total current assets	762,884	815,684
Long-term investments	50,125	—
Property and equipment, net	17,160	15,134
Intangible assets, net	118,684	108,178
Goodwill	149,558	121,646
Other assets	24,035	19,089

Total assets	$1,122,446	$1,079,731

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,353	$12,587
Funds payable to clients	217,788	210,922
Accrued expenses and other current liabilities	49,297	43,315
Deferred revenue	7,337	6,968

Total current liabilities	289,775	273,792
Deferred tax liabilities	12,643	15,391
Other liabilities	5,261	4,431

Total liabilities	307,679	293,614

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2024 and 2023; and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 126,853,852 shares issued and 122,182,878 shares outstanding as of December 31, 2024; 123,010,207 shares issued and 120,695,162 shares outstanding as of December 31, 2023	13	11
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 1,873,320 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	1
Treasury voting common stock, 4,670,974 and 2,315,045 shares as of December 31, 2024 and December 31, 2023, respectively, held at cost	(46,268)	(747)
Additional paid-in capital	1,033,958	959,302
Accumulated other comprehensive income	(2,066)	1,320
Accumulated deficit	(170,870)	(173,770)

Total stockholders’ equity	814,767	786,117

Total liabilities and stockholders’ equity	$1,122,446	$1,079,731

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,900	$(8,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,363	15,764
Stock-based compensation expense	64,933	43,726
Amortization of deferred contract costs	972	1,789
Change in fair value of contingent consideration	(978)	380
Deferred tax provision (benefit)	(8,794)	72
Provision for uncollectible accounts	(83)	326
Non-cash interest expense	230	298
Non-cash interest income	(1,435)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,292)	(2,082)
Unbilled receivables	(4,764)	(5,394)
Funds receivable from payment partners	23,835	(50,975)
Prepaid expenses, other current assets and other assets	(5,322)	(4,279)
Funds payable to clients	6,867	86,616
Accounts payable, accrued expenses and other current liabilities	3,302	5,548
Contingent consideration	(93)	(467)
Other liabilities	(1,543)	(1,260)
Deferred revenue	(630)	(871)

Net cash provided by operating activities	91,468	80,625

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(45,230)	(32,764)
Purchase of debt securities	(193,927)	—
Sale of debt securities	29,598	—
Capitalization of internally developed software	(5,317)	(5,004)
Purchases of property and equipment	(924)	(1,009)

Net cash (used in) investing activities	(215,800)	(38,777)

Cash flows from financing activities:
Proceeds from issuance of common stock under public offering, net of underwriter discounts and commissions	—	261,119
Payments of costs related to public offering	—	(1,062)
Payment of debt issuance costs	(783)	—
Contingent consideration paid for acquisitions	(1,032)	(1,207)
Payments of tax withholdings for net settled equity awards	(797)	(8,483)
Purchases of treasury stock	(43,740)	—
Proceeds from the issuance of stock under Employee Stock Purchase Plan	3,108	2,691
Proceeds from exercise of stock options	5,613	10,360

Net cash provided by (used in) financing activities	(37,631)	263,418

Effect of exchange rates changes on cash and cash equivalents	2,597	(1,835)

Net increase (decrease) in cash, cash equivalents and restricted	(159,366)	303,431
Cash, cash equivalents and restricted cash, beginning of year	$654,608	$351,177

Cash, cash equivalents and restricted cash, end of year	$495,242	$654,608

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$117.6	$100.5	$492.1	$403.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.5)	(4.0)	(15.9)	(19.4)
Marketing fees	(0.3)	(0.4)	(2.0)	(2.2)

Revenue Less Ancillary Services	$112.8	$96.1	$474.2	$381.5

Payment processing services costs	41.4	36.8	177.5	147.3
Hosting and amortization costs within technology and development	1.9	1.9	7.7	8.4

Cost of Revenue	$43.3	$38.7	$185.2	$155.7

Adjusted to:
Exclude printing and mailing costs	(4.5)	(4.0)	(15.9)	(19.4)
Offset marketing fees against related costs	(0.3)	(0.4)	(2.0)	(2.2)
Exclude depreciation and amortization	(1.3)	(1.7)	(5.9)	(6.7)

Adjusted Cost of Revenue	$37.2	$32.6	$161.4	$127.4
Gross Profit	$74.3	$61.8	$306.9	$247.4
Gross Margin	63.2%	61.5%	62.4%	61.4%

Adjusted Gross Profit	$75.6	$63.5	$312.8	$254.1
Adjusted Gross Margin	67.0%	66.1%	66.0%	66.6%

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$95.3	$22.3	$117.6	$410.2	$81.9	$492.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.5)	(4.5)	—	(15.9)	(15.9)
Marketing fees	(0.3)	—	(0.3)	(2.0)	—	(2.0)

Revenue Less Ancillary Services	$95.0	$17.8	$112.8	$408.2	$66.0	$474.2

Percentage of Revenue	81.0%	19.0%	100.0%	83.4%	16.6%	100.0%
Percentage of Revenue Less Ancillary Services	84.2%	15.8%	100.0%	86.1%	13.9%	100.0%

	Three Months Ended December 31, 2023			Twelve Months Ended December 31, 2023
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$81.9	$18.6	$100.5	$329.7	$73.4	$403.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.0)	(4.0)	—	(19.4)	(19.4)
Marketing fees	(0.4)	—	(0.4)	(2.2)	—	(2.2)

Revenue Less Ancillary Services	$81.5	$14.6	$96.1	$327.5	$54.0	$381.5

Percentage of Revenue	81.5%	18.5%	100.0%	81.8%	18.2%	100.0%
Percentage of Revenue Less Ancillary Services	84.8%	15.2%	100.0%	85.8%	14.2%	100.0%

FX Neutral Revenue Less Ancillary Services

(unaudited) (in millions)

	Three Months Ended December 31,		Growth Rate	Twelve Months Ended December 31,		Growth Rate
	2024	2023		2024	2023
Revenue	$117.6	$100.5	17%	$492.1	$403.1	22%
Ancillary services	(4.8)	(4.4)		(17.9)	(21.6)

Revenue Less Ancillary Services	112.8	96.1	17%	474.2	381.5	24%

Effects of foreign currency rate fluctuations	(1.1)	—		(2.3)	—

FX Neutral Revenue Less Ancillary Services	$111.7	$96.1	16%	$471.9	$381.5	24%

EBITDA and Adjusted EBITDA

(Unaudited) (in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(15.9)	$1.3	$2.9	$(8.6)
Interest expense	0.1	0.1	0.5	0.4
Interest income	(4.8)	(5.6)	(21.4)	(13.3)
Provision for income taxes	1.0	1.9	(1.0)	4.2
Depreciation and amortization	5.0	4.3	18.5	16.4

EBITDA	(14.6)	2.0	(0.5)	(0.9)
Stock-based compensation expense and related taxes	16.8	12.9	65.8	45.2
Change in fair value of contingent consideration	0.0	—	(1.0)	0.4
(Gain) loss from remeasurement of foreign currency	13.9	(7.7)	11.8	(4.2)
Indirect taxes related to intercompany activity	0.5	—	0.7	0.2
Acquisition related transaction costs	0.1	0.4	0.6	0.4
Acquisition related employee retention costs	—	0.1	0.5	0.9

Adjusted EBITDA	$16.7	$7.7	$77.9	$42.0

Reconciliation of Non-GAAP Operating Expenses

(Unaudited) (in millions)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP Technology and development	$17.4	$16.9	$66.6	$62
(-) Stock-based compensation expense and related taxes	(3.1)	(2.5)	(11.8)	(9.2)
(-) Depreciation and amortization	(2.1)	(2.3)	(7.4)	(8.4)
(-) Acquisition related employee retention costs	—	0.3	—	(0.5)

Non-GAAP Technology and development	$12.2	$12.4	$47.4	$43.9

GAAP Selling and marketing	$33.4	$28.8	$129.4	$107.6
(-) Stock-based compensation expense and related taxes	(4.8)	(3.2)	(18.3)	(12.4)
(-) Depreciation and amortization	(2.2)	(1.3)	(8.2)	(5.2)
(-) Acquisition related employee retention costs	—	(0.2)	(0.5)	(0.4)

Non-GAAP Selling and marketing	$26.4	$24.1	$102.4	$89.6

GAAP General and administrative	$31.2	$28.0	$125.8	$107.6
(-) Stock-based compensation expense and related taxes	(8.9)	(7.2)	(35.7)	(23.6)
(-) Depreciation and amortization	(0.8)	(0.7)	(3.0)	(2.8)
(-) Change in fair value of contingent consideration	—	—	1.0	(0.4)
(-) Acquisition related transaction costs	(0.1)	(0.4)	(0.6)	(0.4)

Non-GAAP General and administrative	$21.4	$19.7	$87.5	$80.4

Net Margin, EBITDA Margin and Adjusted EBITDA Margin

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended December 31,		Change	Twelve Months Ended December 31,		Change
	2024	2023		2024	2023
Revenue (A)	$117.6	$100.5	$17.1	$492.1	$403.1	$89.0
Revenue less ancillary services (B)	112.8	96.1	16.7	474.2	381.5	92.7
Net loss (C)	(15.9)	1.3	(17.2)	2.9	(8.6)	11.5
EBITDA (D)	(14.6)	2.0	(16.6)	(0.5)	(0.9)	0.4
Adjusted EBITDA (E)	16.7	7.7	9.0	77.9	42.0	35.9
Net margin (C/A)	-13.5%	1.3%	-14.8%	0.6%	-2.1%	2.7%
Net margin using RLAS (C/B)	-14.1%	1.3%	-15.4%	0.6%	-2.3%	2.9%
EBITDA Margin (D/A)	-12.4%	2.0%	-14.4%	-0.1%	-0.2%	0.1%
Adjusted EBITDA Margin (E/A)	14.2%	7.6%	6.6%	15.8%	10.4%	5.4%
EBITDA Margin using RLAS (D/B)	-12.9%	2.1%	-15.0%	-0.1%	-0.2%	0.1%
Adjusted EBITDA Margin using RLAS (E/B)	14.8%	8.0%	6.8%	16.4%	11.0%	5.4%

Reconciliation of FX Neutral Revenue Growth Guidance to FX Neutral Revenue Less Ancillary Services Growth Guidance

	Three Months Ended March 31, 2025		Year Ended December 31, 2025
	Low	High	Low	High
FX Neutral GAAP Revenue Growth	10%	13%	9%	13%
Adjustment for Ancillary Services	1%	1%	1%	1%

FX Neutral Revenue Less Ancillary Services Growth	11%	14%	10%	14%